UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant                            ☒

Filed by a Party other than the               ☐

Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

HOSPITALITY INVESTORS TRUST, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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Recorded telephone message

“Hi, this is Jon Mehlman, President and Chief Executive Officer of Hospitality Investors Trust, Inc. I’m calling you about your participation in this year’s annual stockholders meeting being held on June 27.

We mailed you proxy materials related to the meeting earlier this month. Your vote matters and we ask that you please vote early.

The proxy includes only two matters – the election of board members and the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ended December 31, 2017.

If you are ready to vote your shares now, you may do so now by pressing 1 at any time to be connected with a Broadridge proxy specialist.

If you received this as a message or need time to review the proxy materials, you may contact a specialist at Broadridge, the proxy agent, at 855-601-2247 for help with voting your shares.

We appreciate your investment in Hospitality Investors Trust, Inc. and thank you for your vote.”

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